Report of Independent Accountants


March 30, 1999

To the Board of Directors and Stockholder of Kinder Morgan G.P., Inc.


In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Kinder Morgan G.P., Inc. (the General Partner), a wholly-owned subsidiary of Kinder Morgan Inc., at December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the General Partner's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS L.L.P.

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


Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Balance Sheet
December 31, 1998
-------------------------------------------------------------------------------

(in thousands, except for per share amounts)      1998

                               Assets

Current assets:
   Cash and cash equivalents                    $ 13,767
   Receivable from Partnership                    13,645
   Prepaid Expenses                                1,126
                                                --------
                                                  28,538
Investment in Partnership                         41,959
Deferred taxes and other                             106
                                                --------

      Total assets                              $ 70,603
                                                ========


                 Liabilities and Stockholder's Equity

Current liabilities:
   Accounts payable:
    Trade                                       $  1,387
    Related party                                  2,709
   Payable to Kinder Morgan, Inc.                  4,332
   Accrued liabilities                            12,682
   Accrued Taxes                                   1,556
                                                --------
      Total current liabilities                   22,666
                                                --------


Commitments and contingencies (Note 4)
Stockholder's Equity
   Common stock, $10 par value, authorized,
    issued and outstanding 1,000,000 shares       10,000
   Additional Paid in Capital                     20,021
   Accumulated earnings                           17,916
      Total stockholder's equity                  47,937
                                                --------
      Total liabilities and stockholder's
       equity                                   $ 70,603
                                                ========



   The accompanying notes are an integral part of these financial statements.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheets
December 31, 1998
-------------------------------------------------------------------------------

1.   Organization

     Effective February 14, 1997, Kinder Morgan Inc. (KMI) acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company (ELPC), and ELPC was renamed Kinder Morgan G.P., Inc. (the General Partner). The General Partner owns approximately 3.8% of Kinder Morgan Energy Partners, LP (the Partnership) as of December 31, 1998. The ownership interest consists of a 2% General Partner interest and 862,000 common units of the Partnership.

     KMI's acquisition of the General Partner was accounted for under the purchase method of accounting and reflects the pushdown of the debt incurred in connection with the acquisition of the General Partner. The purchase price of the General Partner was approximately $21,745,000. The collateral on the debt incurred in connection with the acquisition consists of pledges of the stock of the General Partner and the General Partner's assets. Accordingly, the accompanying balance sheet reflects KMI's basis in the assets acquired and the debt incurred in the acquisition (Note 3).
     The General Partner's equity in the earnings of the Partnership is recorded beginning February 14, 1997.

2.   Summary of Significant Accounting Policies

     The following significant accounting policies are followed by the General Partner in the preparation of the financial statements.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     Cash equivalents consist of highly liquid investments that are readily convertible into cash and have an original maturity of three months or less at date of acquisition.

     Debt Issue Costs
     Debt issue costs are amortized using the interest method over the term of the financing for which they were incurred.

     Investment in Partnership
     The General Partner's investment in the Partnership is accounted for under the equity method. At December 31, 1998, the General Partner's investment in the Partnership exceeded its share of the underlying equity in the net assets of the Partnership by approximately $9,210,000. This excess is being amortized on a straight-line basis over 25 years, which approximates the useful lives of the Partnership's assets ranging from 2.0% to 12.5%.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheets
December 31, 1998
-------------------------------------------------------------------------------

     Income Taxes
     The General Partner files a separate federal income tax return and accounts for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on temporary differences between the financial reporting and tax basis of the General Partner's assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse.


3.   Long-Term Debt

     On February 14, 1997, KMI entered into a borrowing agreement with First Union National Bank (First Union) in connection with the acquisition of the common stock of the General Partner. Pursuant to this agreement, KMI issued two notes in the aggregate amount of $15,000,000, bearing interest, at KMI's option, at either First Union's Base Rate plus one-half of 1% or LIBOR plus 2.5%. The notes are payable August 31, 1999. Effective December 31, 1997, the borrowing agreement was amended to provide a $15,000,000 facility note in place of the two notes issued February 14, 1997. The interest rate and maturity date remained unchanged.

     The borrowing agreement was amended in 1998 to provide a term loan commitment for an additional $85 million. Along with the increased borrowing, the interest rate and maturity date were changed to First Union's Base Rate plus one-half of one percent or LIBOR plus three percent and to a maturity date of May 31, 2000. KMI has pledged the stock of the General Partner and the General Partner's assets as collateral for this term loan commitment. At December 31, 1998, KMI had principal amounts outstanding of $100 million.


4.   Litigation, Commitments and Other Contingencies

     Litigation
     The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. The Partnership made certain acquisitions during 1998 and assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, the General Partner believes, based on its experience to date, that the ultimate resolution of such items will not have a material adverse impact on the General Partner's financial position. It is expected that the Partnership will reimburse the General Partner for any liability or expenses incurred in connection with these legal proceeding.

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheets
December 31, 1998
-------------------------------------------------------------------------------

     FERC
     The Partnership and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover transportation overpayments and interests and in some cases treble and punitive damages.

     The General Partner is not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion, and it is possible that current or future proceedings could be resolved in a manner adverse to the Partnership which could affect future cash distributions to the General Partner.


     Environmental
     The General Partner is a defendant in two proceedings (one by the State of Illinois and one by the Department of Transportation) relating to alleged environmental violations for events relating to a fire that occurred at the Morris storage field in September, 1994. Although no assurance can be given, the General Partner believes the ultimate resolution of these matters will not have a material adverse effect on the Partnership's financial position, results of operations, or its ability to pay cash distributions to the General Partner.

     The Partnership is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of the Partnership are also subject to Federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership which could affect future cash distributions to the General Partner.

     The Partnership, along with several other respondents, has been involved in one cleanup in connection with an acquisition made by the Partnership in 1998. This cleanup, ordered by the United States Environmental Protection Agency ("EPA"), related to ground water contamination in the vicinity of the Partnership's storage facilities and truck loading terminal at Sparks, Nevada. The EPA approved the respondents' remediation plan in September 1992 and the remediation system began operation in 1995. In addition, the

Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheets
December 31, 1998
-------------------------------------------------------------------------------

     Partnership is presently involved in 18 ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, the General Partner believes the ultimate resolutions of these matters will not have a material adverse effect on the Partnership's financial position, result of operations, or its ability to pay cash distributions to the General Partner.


     Other
     The Partnership, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. Although no assurance can be given, the General Partner believes, based on its experience to date, the ultimate resolution of such items will not have a material adverse impact on the Partnership's financial position, results of operations, or its ability to pay cash distributions to the General Partner.


5.   Related Party Transactions

     Receivable from Partnership
     The receivable from Partnership represents primarily general and administrative expenses paid by the General Partner on behalf of the Partnership.

     Payable to KMI
     The payable to KMI is the result of KMI's payment of costs associated with debt, such as interest and debt issue costs incurred by KMI. The payable to KMI also includes approximately $1,759,000 related to income taxes paid by KMI on behalf of the General Partner as of December 31, 1998.